                                                                       EXHIBIT 5


                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

July 20, 2001

Party City Corporation
400 Commons Way
Rockaway, New Jersey 07866

Ladies and Gentlemen:

We have acted as counsel to Party City Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 20, 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of $4,800,000 of deferred compensation obligations (the "Obligations") and an indeterminable number of shares (the "Company Shares") of the Company's common stock, par value $0.01 per share, issuable under the Party City Corporation Management Stock Purchase Plan (the "Plan").

We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement and all resolutions adopted by the Company's Board of Directors. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, (i) the Obligations will be binding obligations of the Company, except that the enforceability of the Obligations may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (ii) the Company Shares to be issued by the Company under the Plan, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This Opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher